UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 10, 2008

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2008, Thomas Group, Inc. (the “Company”) granted to Earle Steinberg, the Company’s newly appointed President and Chief Executive Officer, an initial award of 50,000 restricted shares of the Company’s common stock and a performance share award entitling Mr. Steinberg to up to 380,000 shares of the Company’s common stock if certain conditions related to the Company’s profitability are satisfied.  The initial award was granted pursuant to the 2005 Omnibus Stock and Incentive Plan of Thomas Group, Inc.  The performance share award was granted by the Committee pursuant to the 2008 Omnibus Stock and Incentive Plan of Thomas Group, Inc. and is conditional upon stockholder approval of such plan at the Company’s 2008 Annual Meeting of Stockholders.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Restricted Share Award dated March 10, 2008 granted to Earle Steinberg
10.2	Performance Share Award dated March 10, 2008 granted to Earle Steinberg

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	March 11, 2008	By:	/s/ Michael Barhydt
Michael Barhydt,
Chief Financial Officer